Child, Sullivan & Company

A PROFESSIONAL CORPORATION OF CERTIFIED PUBLIC ACCOUNTANTS

1284 West Flint Meadow Drive, Suite D, Kaysville, UT 84037 Phone: 801-927-1337 Fax: 801-927-1344

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors

MoJo Entertainment, Inc.

Las Vegas, NV

We hereby consent to the inclusion in the Form SB-2/A Registration Statement of our Report of Independent Registered Public Accounting Firm dated June 15, 2005, on our audit of the financial statements of MoJo Entertainment, Inc. as of April 30, 2005 and December 31, 2004, and for the period from December 29, 2003 (inception) to April 30, 2005.

Sincerely,

Child, Sullivan & Company

Child, Sullivan & Company

Kaysville, UT

July 26, 2005